Exhibit 1.1

FORM OF DEALER MANAGER AGREEMENT

Procaccianti HOTEL REIT, INC.

Up to $550,000,000 in shares of Common Stock, $0.01 par value per share

[_], 2018

S2K FINANCIAL LLC

777 Third Avenue, 28th Floor

New York, NY 10017

Ladies and Gentlemen:

Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Offering”) a maximum of up to $550,000,000 in shares of three different classes of the Company’s common stock, $0.01 par value per share (collectively, “Common Stock”), consisting of: (a) up to $550,000,000 in shares of Common Stock being offered to the public pursuant to the Company’s primary offering (the “Primary Offering”), comprised of (i) up to $125,000,000 in shares of Class K-I common stock (“Class K-I Shares”), (ii) up to $125,000,000 in shares of Class K common stock (“Class K Shares”) and (iii) up to $250,000,000 in shares of Class K-T common stock (“Class K-T Shares”), and (b) up to $50,000,000 in shares of Common Stock being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP”), comprised of (i) up to $12,500,000 in Class K-I Shares, (ii) up to $12,500,000 in Class K-T Shares and (iii) up to $25,000,000 in Class K Shares. Class K-I Shares will be sold in the Primary Offering at an initial purchase price of $9.50 per share, Class K Shares will be sold in the Primary Offering at an initial purchase price of $10.00 per share, and Class K-T Shares will be sold in the Primary Offering at an initial purchase price of $10.00 per share. Class K-I Shares, Class K Shares and Class K-T Shares will all be sold pursuant to the DRIP at an initial price of $9.50 per share, or at such prices otherwise disclosed in the Prospectus. The Company reserves the right to change the offering price per share in the Offering, including the price of shares sold pursuant to the DRIP, as described in the Prospectus (as defined herein). The differences between the classes of shares of Common Stock and the eligibility requirements for each class of Common Stock are as set forth in the Prospectus. The Company may register from time to time shares of any class of Common Stock in any subsequent public offering (each, a “Follow-On Offering”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”), which will be offered pursuant to the terms of this dealer manager agreement (this “Agreement”) unless, in connection with such Follow-On Offering, the Company or Dealer Manager indicates otherwise, subject to the following terms.

As used in this Agreement, (a) the term “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the Primary Offering or the primary offering of any Follow-On Offering, (b) the term “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP in effect at any time, and (c) the term “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in the Offering or any Follow-On Offering. The Company may reallocate the Offered Shares between the Primary Shares and the DRIP shares.

The Company is the sole general partner of Procaccianti Hotel REIT, L.P., a Delaware limited partnership that serves as the Company’s operating partnership (the “Operating Partnership”). The Company will be managed by Procaccianti Hotel Advisors, LLC (the “Advisor”) pursuant to the advisory agreement entered into among the Company, the Advisor and the Operating Partnership. Pursuant to this Agreement, the Company and the Operating Partnership hereby jointly and severally agree with the Dealer Manager as follows:

1.            Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby represent and warrant, jointly and severally, to the Dealer Manager and each Participating Broker-Dealer (as defined herein) with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement substantially in the form attached as Exhibit A to this Agreement or in such other form as shall be approved by the Company (the “Participating Broker-Dealer Agreement”) that, as of each Effective Date and at all times during the term of this Agreement (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates):

1.1          Compliance with Registration Requirements.

(a)          A registration statement on Form S-11 (File No. 333-217578), including a preliminary prospectus, for the registration of the Offered Shares to be sold in the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act, and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the SEC on May 1, 2017. The Company has prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required up to the Effective Date and will file such additional amendments and supplements thereto as may hereafter be required. As used in this Agreement, (i) the term “Registration Statement” means, as of any given date, the Company’s registration statement on Form S-11 on file with and declared effective by the SEC as of such date, as amended through the Effective Date, provided that, if the Company files any post-effective amendments to the Registration Statement following the Effective Date, the term “Registration Statement” shall refer to the Registration Statement as so amended by the last such post-effective amendment declared effective by the SEC; and provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the SEC by the Company in accordance with applicable requirements of the Securities Act and the Securities Act Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the SEC, as so amended by the last such post-effective amendment declared effective by the SEC; (ii) the term “Effective Date” means the applicable date upon which the Registration Statement, or any post-effective amendment thereto, as applicable, is or was first declared effective by the SEC; (iii) the term “Prospectus” means the prospectus, on file with the SEC at the Effective Date of the Registration Statement of which such Prospectus is a part (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein); provided, however, that if the Prospectus is amended or supplemented by prospectus supplements after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company with the SEC pursuant to Rule 424(b) or Rule 424(c) of the Securities Act Regulations shall differ from the Prospectus on file with the SEC at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed by the Company pursuant to either Rule 424(b) or Rule 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the SEC; and (iv) the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. Notwithstanding anything herein to the contrary, unless the context indicates otherwise, the terms “Registration Statement” and “Prospectus” shall be deemed to include (i) all post-effective amendments and supplements thereto, as applicable, and (ii) the documents, if any, incorporated by reference therein.

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(b)          (i) The Registration Statement and the Prospectus will, as of each applicable Effective Date or Filing Date, and during the term of this Agreement, comply in all material respects with the Securities Act and the Securities Act Regulations; (ii) the Registration Statement does not and will not as of each applicable Effective Date contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) and the Prospectus does not and will not as of each applicable Filing Date contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus.

(c)          As of the Effective Date, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or, to the knowledge of the Company, threatened by the SEC under the Securities Act. As of the Effective Date, no jurisdiction in which the Offered Shares have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Offered Shares for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Offered Shares.

1.2           Incorporated Documents; Exhibits. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they are filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act Regulations”), and when read together with the other information in the Prospectus, none of such documents contained, at each Effective Date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been incorporated or filed as required.

1.3          Good Standing; Due Authorization; Enforceability.

(a)          The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions, and carry out its obligations, contemplated hereby. This Agreement is duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws.

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(b)          The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions, and carry out its obligations, contemplated hereby. As of the Effective Date the Company is the sole general partner of the Operating Partnership. This Agreement is duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws.

(c)          Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (i) the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined in Section 1.15) considered as one enterprise, (ii) the ability of the Company or the Operating Partnership to perform their obligations under this Agreement or (iii) the validity or enforceability of this Agreement.

1.4          Authorization and Description of Securities. The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise. The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the Effective Date are as set forth in the Prospectus. All offers and sales of the Common Stock prior to the Effective Date were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. As of the Effective Date, the Operating Partnership has not issued any security or other equity interest other than partnership interests as set forth in the Prospectus, none of such outstanding partnership interests has been issued in violation of any preemptive right, and all of such partnership interests have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

1.5          Absence of Defaults and Conflicts.

(a)          The Company’s execution and delivery of this Agreement, the Company’s issuance, sale and delivery of the Offered Shares, the Company’s consummation of the transactions contemplated hereby and the Company’s compliance with its obligations and the other terms of this Agreement does not, and will not, conflict with or violate the terms of, constitute a default under, or result in a breach under: (i) the charter, bylaws or other organizational documents, as applicable, of the Company or any Subsidiary; (ii) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Company, or any of its Subsidiaries, is a party or to which any of their properties are bound; (iii) any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, in the cases of clauses (ii), (iii) and (iv), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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(b)          The Operating Partnership’s execution and delivery of this Agreement, the Operating Partnership’s consummation of the transactions herein contemplated and the Operating Partnership’s compliance with its obligations and the other terms of this Agreement does not, and will not conflict with or violate the terms of or constitute a default under, or result in a breach under: (i) its certificate of limited partnership or limited partnership agreement; (ii) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Operating Partnership is a party or to which its properties are bound; (iii) any law, rule or regulation applicable to the Operating Partnership; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (ii), (iii) and (iv), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.6          REIT Compliance. The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, will enable it to meet the requirements for taxation as a REIT under the Code. The Company intends to make an election to be subject to taxation as a REIT pursuant to Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 2017, or the first year in which it commences material operations, if later. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

1.7          No Operation as an Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement and any activities of the Company and its Subsidiaries, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

1.8          Absence of Further Requirements. No filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or for the consummation by the Company of any of the transactions contemplated hereby, or in connection with the issuance and sale by the Company of the Offered Shares, except as may be required under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state corporate and securities laws or other laws of states in which the Company may own real property, or as may be required by subsequent events that may occur.

1.9          Absence of Proceedings. Except as disclosed in the Prospectus, there are no actions, suits or proceedings against, or inquiries or investigations of (“Proceedings”), the Company or its Subsidiaries, including without limitation the Operating Partnership, pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries, including without limitation the Operating Partnership, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Offered Shares or the consummation of any of the transactions contemplated by this Agreement, (c) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (d) seeking to affect adversely the federal income tax attributes of the Offered Shares.

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1.10        Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes thereto, present fairly the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries, as of and at the dates specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent, not disclosed in the Registration Statement and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus.

1.11        Independent Accountants. Ernst & Young LLP, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus are, and will be as of each Effective Date, and shall have been during the periods covered by their report included in the Registration Statement and the Prospectus, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act and the Securities Act Regulations. Such accounting firms have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

1.12        No Material Adverse Effect. Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business.

1.13        Reporting and Accounting Controls.

(a)          Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the Prospectus and the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership and the Company’s other Subsidiaries.

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(b)          The Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

1.14        Possession of Licenses and Permits. Each of the Company and its Subsidiaries, including without limitation the Operating Partnership, possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries, including without limitation the Operating Partnership, are each in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, including without limitation the Operating Partnership, has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

1.15        Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

1.16        Possession of Intellectual Property.

(a)          Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and the Operating Partnership own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and the Operating Partnership or the other Subsidiaries, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)          Except as otherwise disclosed in the Registration Statement and the Prospectus, none of the Company nor the Operating Partnership or the other Subsidiaries has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Operating Partnership therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

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1.17        Authorized Sales Materials.

(a)          All supplemental advertising and sales literature to be used in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described, that is prepared by or on behalf of the Company (the “Authorized Sales Materials”), when taken together with the Prospectus, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading.

(b)          Prior to its first use, all such Authorized Sales Materials shall be filed with, and will have received all required regulatory approval from, all applicable regulatory agencies, which may include, but is not limited to, approval from the SEC and all appropriate state securities agencies and bodies; provided, however, that the Dealer Manager will make all required FINRA filings and receive all required FINRA approvals for Authorized Sales Materials.

1.18        Compliance with Privacy Laws and the USA PATRIOT Act. The Company complies, and will comply, in all material respects with (a) the applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and the privacy standards and requirements of any other applicable federal or state law, (b) its own internal privacy policies and procedures, each as may be amended from time to time, and (c) the applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.19        Good and Insurable Title to Properties. Except as otherwise disclosed in the Prospectus:

(a)          the Company and its Subsidiaries have good, valid and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and other assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Registration Statement and the Prospectus and there are no liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect;

(b)          to the Company’s knowledge, the properties of the Company or any of its Subsidiaries has access to public rights of way, either directly or through insured easements, and is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such access to public rights of way or public utilities would not reasonably be expected to result in a Material Adverse Effect;

(c)          to the Company’s knowledge, the properties of the Company or any of its Subsidiaries complies with applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not reasonably be expected to result in a Material Adverse Effect;

(d)          to the Company’s knowledge, all of the leases under which the Company or any of its Subsidiaries hold or use any real property or improvements are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in the payment of any material amounts due under any such leases or in any other default thereunder and the Company knows of no event which could constitute a default under any such lease, except such defaults that would not reasonably be expected to result in a Material Adverse Effect; and

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(e)          neither the Company nor any of its Subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which would constitute such a default under any of such leases, except such defaults as would not reasonably be expected to result in a Material Adverse Effect.

1.20         Taxes. Except as disclosed in the Prospectus, the Company and the Operating Partnership and each of their respective affiliates have filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and have paid or provided for the payment of all taxes indicated by such returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to result in a Material Adverse Effect.

1.21        Environmental Matters.

Except as otherwise disclosed in the Prospectus, to the Company’s knowledge: (a) all real property and improvements owned or leased by the Company or any of its Subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements (the “Properties And Improvements”), are free of any Contaminant (as defined below) and are not in violation of applicable Environmental Laws (as defined below) other than such violation which would reasonably be expected to result in a Material Adverse Effect; (b) neither the Company, nor any of its Subsidiaries has caused or allowed to occur any Release (as defined below) of any Contaminant into the Environment in violation of any applicable Environmental Law, except for such violations that would not reasonably be expected to result in a Material Adverse Effect; (c) there is no notice from any governmental body claiming any violation of any Environmental Laws; and (d) none of the Properties and Improvements are being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation would not reasonably be expected to result in a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or regulated radioactive materials or any constituent of any such substance or waste, as identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits, which are directed at the protection of human health or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient air. “Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on any asset. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminant in, at, from, or about the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any applicable Environmental Law.

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1.22        Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses, and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.            Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby jointly and severally covenant to, and agree with, the Dealer Manager as follows.

2.1          Compliance with Securities Laws and Regulations. The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any post-effective amendments thereto to become effective with the SEC as promptly as possible; (b) (i) promptly furnish the Dealer Manager with a copy of any comments of, or requests for additional or supplemental information from, the SEC, (ii) promptly advise the Dealer Manager of the receipt of any comments of, or requests for additional or supplemental information from, any state securities administrator, and upon request from the Dealer Manager promptly furnish the Dealer Manager with a copy of such comments or requests, and (iii) promptly advise the Dealer Manager of the time and date that the Registration Statement and any post-effective amendment to the Registration Statement becomes effective with the SEC; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, or shall institute any proceedings for that purpose, promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to prevent the issuance of such order, or to obtain the lifting of such order at the earliest possible time. Prior to filing any amendment or supplement to the Prospectus or any pre-effective or post-effective amendment to the Registration Statement with the SEC, the Company will use its best efforts to provide a draft of the filing to the Dealer Manager a reasonable time prior to the initial delivery of the proposed changes or amended filing to the financial printer. Notwithstanding the foregoing, the Company will not file with the SEC any amendment or supplement to the Prospectus or any pre-effective or post-effective amendment to the Registration Statement which in any way materially amends, supplements or otherwise modifies (i) the section of the Prospectus entitled “Plan of Distribution” or (ii) any other material disclosure in the Prospectus regarding the Dealer Manager or Colony S2K Servicing LLC (the “Service Provider”) without first providing the Dealer Manager with a copy of such proposed filing and obtaining the Dealer Manager’s consent thereto, with such consent not to be unreasonably withheld, delayed or conditioned.

2.2          Delivery of Registration Statement, Prospectus and Authorized Sales Materials. At the Dealer Manager’s reasonable written request, the Company will furnish the Dealer Manager, at no expense to the Dealer Manager, with (a) one signed copy of the Registration Statement, including its exhibits, and (b) such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, and the Prospectus, including all amendments and supplements thereto, as the Dealer Manager may reasonably request. The Company also will furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the Authorized Sales Materials as the Dealer Manager may reasonably request in connection with the Offering (provided that the use of such Authorized Sales Materials has been previously approved for use by all applicable regulatory agencies).

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2.3          Blue Sky Qualifications. The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia and Puerto Rico (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”), to file such documents and furnish such information as may be reasonably required for that purpose, and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is solely in the Dealer Manager’s possession and is reasonably requested by the Company. The Company will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions, which shall be true and correct in all respects, and which the Dealer Manager shall rely upon in making offers and sales in such Qualified Jurisdictions. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such documents and information filed by the Company in connection with such qualifications and exemptions. The Company will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect, including any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order, and if any such order is issued, to obtain the lifting or removal of such order as promptly as possible. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable laws and regulations of the Qualified Jurisdictions.

2.4          Continued Compliance with Securities Act. If at any time when a Prospectus is required to be delivered under the Securities Act (a) any event occurs, or the Company receives notice from the Dealer Manager that it believes an event has occurred, as a result of which the Prospectus or any Authorized Sales Materials could include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (b) it is necessary to amend the Registration Statement or supplement the Prospectus or Authorized Sales Materials to comply with the Securities Act or the Securities Act Regulations, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager), and the Company will prepare and file with the SEC an amendment or supplement to the Prospectus or the relevant Authorized Sales Materials which will correct such statement or omission or effect such compliance to the extent required. Upon such an event, the Dealer Manager will notify the Participating Broker-Dealers to suspend the offering and sale of the Offered Shares in accordance with Section 4.10 hereof until such time as the Company, in its sole discretion (i) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (ii) has prepared any required supplemental or amended Prospectus or Authorized Sales Materials or otherwise effected compliance with the Securities Act.

2.5          Reporting Requests. The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders, periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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2.6          Use of Proceeds. The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus in all material respects.

2.7          Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8          Information. The Company shall promptly furnish, or arrange to have promptly furnished to the Dealer Manager (a) all information in the Company’s control and reasonably requested by the Dealer Manager that is material to the Dealer Manager performing its obligations under this Agreement, and (b) notice of the occurrence of a Proceeding, if such Proceeding would be required to be disclosed to the Dealer Manager pursuant to Section 1.9, arising or occurring during the term of this Agreement.

2.9          Certain Payments. Without the prior consent of the Dealer Manager, none of the Company, the Operating Partnership or any of their respective affiliates will make any payment (cash or non-cash) to any associated person or registered representative of the Dealer Manager.

2.10        Exclusivity. The Company and the Operating Partnership will work exclusively with the Dealer Manager to distribute the Offered Shares and any other securities of the Company publicly or privately sold or distributed through the independent broker-dealer distribution channel during the term of this Agreement.

2.11        Authority to Perform Agreements. The Company undertakes to obtain, and maintain, all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Company’s charter and bylaws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

2.12        Use of Name and Logo. Other than with respect to use of Authorized Sales Materials or the Prospectus, the Company will not, without the Dealer Manager’s prior written consent, reproduce, distribute or in any manner use (a) the Dealer Manager’s name, brand, logo or trademark or any reasonably similar variant or derivative thereof or (b) the “S2K” name, brand, logo or trademark or any reasonably similar variant or derivative thereof.

3.            Payment of Expenses.

3.1          Company Expenses. The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) (i) the applicable SEC registration fee, (ii) the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents) and the Prospectus, and any amendments or supplements thereto, and (iii) the printing and furnishing of copies of the Registration Statement, Prospectus and all Authorized Sales Material to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the Qualified Jurisdictions and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys; (e) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel in making road show presentations and presentations to Participating Broker-Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; (f) the performance of the Company’s other obligations hereunder; and (g) only to the extent approved in advance by the Company, any additional expenses, other than as set forth above, of agents of the Company, other than the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company. Notwithstanding the foregoing, the Company shall not directly pay, or reimburse for, the costs and expenses described in this Section 3.1 if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including (i) the Company expenses paid or reimbursed pursuant to this Section 3.1 (to the extent paid from Offering proceeds), (ii) all items of underwriting compensation (as defined by applicable FINRA Rules (as defined herein)) paid from any source in connection with this Offering, including reimbursed Dealer Manager expenses as described in Section 3.2 and the compensation payable pursuant to Section 5.2, and (iii) all bona fide due diligence expenses as described in Section 3.3) to exceed 15.0% of the gross proceeds from the sale of the Offered Shares as of the end of the applicable time period prescribed by applicable FINRA Rules.

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3.2          Dealer Manager Expenses. In addition to payment of the Company expenses described in Section 3.1, the Company shall as reasonably requested by the Dealer Manager directly pay or reimburse the Dealer Manager for certain costs and expenses incident to the Offering, to the extent permitted pursuant to applicable FINRA Rules, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, industry sponsored conferences, informational seminars and educational conferences sponsored by the Company; (c) customary promotional items; (d) legal counsel to the Dealer Manager, including such fees and expenses incurred prior to the initial Effective Date, provided such fees and expenses are incurred in relation to the Dealer Manager; and (e) non-accountable due diligence expenses that do not in the aggregate exceed 3% of Offering proceeds; provided, however, that, no such costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation (as defined by applicable FINRA Rules) paid from any source in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the Primary Shares as of the end of the applicable time period prescribed by applicable FINRA Rules. Any expenses reimbursed pursuant to this Section 3.2 will be reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt or such other documentation as the Company may deem acceptable for such expenses to the Company.

3.3          Due Diligence Expenses. In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager, or any Participating Broker-Dealer, as applicable, for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Broker-Dealer; provided, however, that no such due diligence expenses shall be reimbursed by the Company pursuant to this Section 3.3 which would cause the aggregate of (a) all Company expenses described in Section 3.1 (to the extent paid from Offering proceeds), (b) all underwriting compensation (as defined by applicable FINRA Rules) paid from any source in connection with this Offering and (c) all bona fide due diligence expenses paid pursuant to this Section 3.3 (and Participating Broker-Dealer Agreements), to exceed 15.0% of the gross proceeds from the sale of the Offered Shares in the Offering as of the end of the applicable time period prescribed by applicable FINRA Rules. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer Manager or any Participating Broker-Dealer shall provide to the Company a detailed and itemized invoice for any such due diligence expenses. Any expenses reimbursed pursuant to this Section 3.3 will be paid or reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt, or such other documentation as the Company reasonably deems acceptable, for such expenses to the Company.

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4.            Representations, Warranties and Covenants of the Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership, as of the date hereof and at all times during the term of this Agreement (provided that, to the extent any representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1          Good Standing; Due Authorization; Enforceability. The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Dealer Manager and, assuming due authorization, execution and delivery of this Agreement by the Company and the Operating Partnership, constitutes a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity and the contribution provisions contained in this Agreement may be limited under applicable securities laws.

4.2          Absence of Defaults and Conflicts. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with its obligations and the other terms of this Agreement by the Dealer Manager does not, and will not, conflict with or violate the terms of, constitute a default under, or result in a breach under: (a) the charter, bylaws or other organizational documents, as applicable, of the Dealer Manager; (b) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Dealer Manager is a party or to which any of its properties are bound; (c) any law, rule or regulation applicable to the Dealer Manager or any of its assets; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or any of its assets except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager.

4.3          Compliance with Applicable Laws, Rules and Regulations. The Dealer Manager (a) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) is a member of FINRA in good standing, (c) is a broker or dealer registered as such in those states and jurisdictions where the Dealer Manager is required to be registered in order to provide the services contemplated by this Agreement, and (d) has, and all of its employees and representatives who will perform services hereunder have, all required approvals, licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would prohibit or restrict the ability of the Dealer Manager to carry out the services related to the Offering as contemplated by this Agreement. With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply in all material respects with all applicable requirements of (i) the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations and all other federal rules and regulations applicable to the Offering and the sale of the Offered Shares, (ii) applicable state securities or “blue sky” laws, and (iii) the rules set forth in the FINRA rulebook applicable to the Offering, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers and the New York Stock Exchange (collectively, the “FINRA Rules”). The Dealer Manager agrees that to the extent it executes a Participating Broker-Dealer Agreement with a Participating Broker-Dealer that deviates in any material respect from the form attached as Exhibit A to this Agreement, the Dealer Manager shall provide to the Company a copy of such agreement and a summary of such deviations.

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4.4          AML Compliance. The Dealer Manager represents that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations, the USA PATRIOT Act and implementing regulations, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. The Dealer Manager further represents that (a) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, (b) has Know Your Customer (KYC) policies and procedures in place, and (c) that the Dealer Manager will remain in compliance with such requirements. The Dealer Manager shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, (i) its AML Program then in effect is consistent with the AML Rules and (ii) it is currently in compliance with its AML Program and all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.5          Accuracy of Information. The Dealer Manager represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information in the section of the Prospectus titled “Plan of Distribution” as it relates to the Dealer Manager, and all other information furnished to the Company by the Dealer Manager in writing specifically for use in the Registration Statement, the Prospectus or any Authorized Sales Materials does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6          Recordkeeping. The Dealer Manager further agrees to keep, and to require each Participating Dealer to keep, such required records with respect to each customer who purchases Primary Shares, the customer’s suitability and the amount of Primary Shares sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. The Company and Operating Partnership agree that the Dealer Manager can satisfy its recordkeeping obligations hereunder by contractually requiring such information to be maintained by the Participating Broker-Dealers, investment advisors or banks offering the Primary Shares.

4.7          Customer Information. The Dealer Manager shall abide by and comply with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; (c) any reasonable written privacy policies and standards provided to the Dealer Manager by the Company; and (d) the Dealer Manager’s own internal privacy policies and procedures, each as may be amended from time to time.

4.8          Blue Sky Compliance. Each Participating Broker-Dealer Agreement shall require the Primary Shares to be offered and sold by Participating Broker-Dealers only in the Qualified Jurisdictions and, to the extent that the Dealer Manager directly sells Primary Shares, the Dealer Manager will only offer and sell Primary Shares in Qualified Jurisdictions. No Primary Shares shall be offered or sold for the account of the Company in any other states or jurisdictions.

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4.9          Authorized Sales Materials. The Company will provide the Dealer Manager with certain Authorized Sales Materials to be used by the Dealer Manager and the Participating Broker-Dealers in connection with the Offering. If the Dealer Manager elects to use such Authorized Sales Materials, then the Dealer Manager agrees that such material shall not be used by it in connection with the Offering and that it will direct Participating Broker-Dealers not to make such use of any Authorized Sales Materials unless accompanied or preceded by the Prospectus. The Dealer Manager agrees that it will not use any sales literature or materials other than Authorized Sales Materials provided by, or on the behalf of, the Company. The Dealer Manager shall not, and in its Participating Broker-Dealer Agreement with each Participating Broker-Dealer will require that each Participating Broker-Dealer agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Authorized Sales Materials. The Dealer Manager will not, and in its Participating Broker-Dealer Agreement with each Participating Broker-Dealer will require that each Participating Broker-Dealer agree not to, use any “broker-dealer use only” Authorized Sales Materials with members of the public in connection with offers or sales or the Offered Shares. To the extent required by applicable FINRA Rules, prior to first use, the Dealer Manager will file with FINRA and obtain FINRA clearance of all Authorized Sales Materials.

4.10        Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Broker-Dealers agree, to suspend or terminate the offer and sale of the Primary Shares upon request of the Company at any time and to resume offer and sale of the Primary Shares upon subsequent request of the Company.

4.11        Capability; Commitment of Staff. The Dealer Manager possesses, and shall maintain, sufficient staff, infrastructure, information technology capability and facilities to provide the services to be provided by the Dealer Manager pursuant to this Agreement and of the type customarily provided by dealer managers of similar investment products. In addition, the Dealer Manager will maintain personnel with respect to the Offering comprised of individuals possessing reasonable experience and expertise.

4.12        Use of Trademark. Other than with respect to use of Authorized Sales Materials or the Prospectus, the Dealer Manager will not, and the Participating Broker-Dealer Agreement with each Participating Broker-Dealer will require each Participating Broker-Dealer to not, without the Company’s prior written consent, reproduce, distribute or in any manner use (a) the Company’s name, brand, logo or trademark or any reasonably similar variant or derivative thereof or (b) the “Procaccianti” name, brand, logo or trademark or any reasonably similar variant or derivative thereof.

5.            Sale of Primary Shares.

5.1          Exclusive Appointment of Dealer Manager. The Company hereby appoints the Dealer Manager as its exclusive agent and dealer manager during the period commencing on the date hereof and ending on the Termination Date to engage Participating Broker-Dealers to solicit purchasers of the Primary Shares in the Offering at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, and the Dealer Manager hereby accepts such agency and appointment and agrees to use its reasonable best efforts to procure, and to cause the broker-dealers, registered investment advisers and other appropriately licensed firms engaged by the Dealer Manager to participate in the Offering pursuant to an executed Participating Broker-Dealer Agreement (the “Participating Broker-Dealers”) to procure, purchasers of the Primary Shares in the Offering.

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5.2          Compensation.

(a)          Selling Commissions. Subject to volume discounts and other special circumstances disclosed in the section of the Prospectus titled “Plan of Distribution,” the Company will pay to the Dealer Manager up-front selling commissions in the amount of (collectively, “Selling Commissions”):

(i)          up to 5.0% of the gross proceeds from the sale of Class K Shares sold in the Primary Offering; and

(ii)         up to 3.0% of the gross proceeds from the sale of Class K-T Shares sold in the Primary Offering.

The Company will not pay any Selling Commissions with respect to the sale of (i) any Class K-I Shares, (ii) any shares of any class sold to the Advisor or its respective affiliates, or (iii) any DRIP Shares. The applicable Selling Commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class K Shares and Class K-T Shares in the Primary Offering. The Dealer Manager will reallow all Selling Commissions to the Participating Broker-Dealers who sold the Offered Shares giving rise to such Selling Commissions, as described in the Participating Broker-Dealer Agreement entered into with such Participating Dealer.

(b)          Dealer Manager Fee. Subject to the discounts and other special circumstances disclosed in the section of the Prospectus titled “Plan of Distribution,” the Company will pay to the Dealer Manager an up-front dealer manager fee of up to 3.0% of the gross proceeds from the sale of Class K-I Shares, Class K Shares and Class K-T Shares in the Primary Offering (“Dealer Manager Fee”). The Company will not pay any Dealer Manager Fees with respect to the sale of (i) any shares of any class sold to the Advisor or its affiliates or (ii) any DRIP Shares. The applicable Dealer Manager Fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class K-I Shares, Class K Shares and Class K-T Shares in the Primary Offering. The Dealer Manager may reallow all or a portion of the Dealer Manager Fee to the Participating Broker-Dealers who sold the Primary Shares giving rise to such Dealer Manager Fees (as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealers). The terms of the Dealer Manager’s reallowance of Dealer Manager Fees to a Participating Broker-Dealer shall be as set forth in Schedule 1 to the Participating Broker-Dealer Agreement with such Participating Broker-Dealer.

(c)          Stockholder Servicing Fee.

(i)          Except as may be disclosed in the section of the Prospectus titled “Plan of Distribution,” the Company will pay to the Dealer Manager a stockholder servicing fee (the “Stockholder Servicing Fee”) with respect to each outstanding Class K-T Share sold in the Primary Offering in an amount equal to 1.0%, annualized, of the most recent estimated net asset value (“NAV”) per Class K-T Share on a continuous basis from year to year. The Stockholder Servicing Fee accrues daily (in an amount equal to 1/365th of the applicable 1.0% value) and is payable to the Dealer Manager on a monthly basis in arrears. No Stockholder Servicing Fee will be paid with respect to Class K-T Shares that are DRIP Shares or Class K-T Shares sold to the Advisor, or its affiliates. The Dealer Manager may reallow all or a portion of the Stockholder Servicing Fee to the Participating Broker-Dealers who sold the Class K-T Shares giving rise to a portion of such Stockholder Servicing Fee, to the extent the Participating Broker-Dealer Agreement with such Participating Broker-Dealer provides for such a reallowance and such Participating Broker-Dealer is in compliance with the terms of such Participating Broker-Dealer Agreement related to such reallowance. The terms of the Dealer Manager’s reallowance of Stockholder Servicing Fee to a particular Participating Broker-Dealer shall be as set forth in Schedule 1 to the Participating Broker-Dealer Agreement with such Participating Broker-Dealer.

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(ii)         The Company will cease paying the Stockholder Servicing Fee with respect to all outstanding Class K-T Shares sold in the Primary Offering at the earlier of: (i) the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the aggregate underwriting compensation (as defined in accordance with applicable FINRA Rules) paid from all sources in connection with the Offering equals 10% of the gross proceeds from the sale of Offered Shares in the Primary Offering, (ii) the listing of the Class K-I Shares, Class K Shares or Class K-T Shares (or any other class or series of the Company’s stock) on a national securities exchange, or (iii) the merger or consolidation of the Company or the sale of all or substantially all of the Company’s assets. Without limitation of the foregoing, the Company will cease paying the Stockholder Servicing Fee with respect to any individual outstanding Class K-T Share sold in the Primary Offering at the earlier of: (i) the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the total underwriting compensation (as defined in accordance with applicable FINRA Rules), including Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, paid with respect to such Class K-T Share would be in excess of 10% of the total gross purchase price paid for such Class K-T Share in the Primary Offering, (ii) the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the Stockholder Servicing Fee paid with respect to such Class K-T Share would be in excess of 3.0% of the total gross purchase price paid for such Class K-T Share in the Primary Offering, (iii) the date on which such Class K-T Share is repurchased by the Company, and (iv) the date on which the holder of such Class K-T Share or its agent notifies the Dealer Manager or its agent that such holder is represented by a new broker-dealer; provided, that the Company will continue paying the Stockholder Servicing Fee, which shall be reallowed to such new broker-dealer, if the new broker-dealer enters into a Participating Broker-Dealer Agreement and becomes a Participating Broker-Dealer with respect to the Offering or otherwise agrees to provide the ongoing services set forth in the Participating Broker-Dealer Agreement.

(iii)        At the time the Company ceases paying the Stockholder Servicing Fee with respect to a Class K-T Share pursuant to the provisions set forth in Section 5.2(c)(ii) above, such Class K-T Share (including any associated Class K-T Shares issued pursuant to the DRIP) will convert (A) into a number of Class K Shares (including any fractional Class K Shares) with an equivalent estimated NAV of such Class K-T Share as of the date of such conversion; provided, that in the case of a listing of any class or series of the Company’s stock on a national securities exchange, into one share (subject to pro rata adjustment, or any other adjustment deemed appropriate and equitable by the Company’s board of directors as a result of any stock split, stock dividend, reverse stock split, subdivision, combination or similar corporate event) of the class or series of stock that is listed, or (B) as otherwise set forth in the Prospectus and pursuant to the terms of the Company’s charter.

5.3          Obligations to Participating Broker-Dealers. Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees received by the Dealer Manager will be reallowed to Participating Broker-Dealers who sold the Primary Shares giving rise to such Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees pursuant to the terms of the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealers. The Company will not be liable or responsible to any Participating Broker-Dealer for direct payment or reallowance of Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees to any Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment or reallowance of Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees to Participating Broker-Dealers. Notwithstanding the foregoing, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees to Participating Broker-Dealers without incurring any liability therefor.

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5.4          Suitability. The Dealer Manager will, and each Participating Broker-Dealer Agreement will require each Participating Broker-Dealer to: (a) offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum provided by the Company; (b) make offers only to persons in the Qualified Jurisdictions; (c) only offer Primary Shares in a jurisdiction if both it and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”); (e) sell Class K-I Shares only to those individuals who are eligible to purchase such Class K-I Shares as described in the Prospectus and only through those Participating Broker-Dealers who are authorized to sell such Class K-I Shares; and (f) make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Dealer Manager will, and the Participating Broker-Dealer Agreement with each Participating Broker-Dealer will require each Participating Broker-Dealer to, retain the documents and records referred to in subsection (f) in compliance with the record keeping requirements provided in Section 4.6 above and to make such documents and records available to (i) the Dealer Manager upon request, (ii) the Company upon request, and (iii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

6.            Submission of Orders.

6.1          Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus and provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Subscription Agreement”) and to deliver to the Dealer manager or the Participating Broker-Dealer, as the case may be (the “Processing Broker-Dealer”), such completed and executed Subscription Agreement together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Persons who purchase Primary Shares will be instructed by the Processing Broker-Dealer to make their instruments of payment payable to or for the benefit of “Procaccianti Hotel REIT, Inc.”

In accordance with state securities regulations, no sale of Primary Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the final Prospectus.

6.2          If the Processing Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Processing Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and instruments of payment received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

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(a)          where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b)          where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.

6.3          Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Company.

6.4          The Processing Broker-Dealer shall furnish to the Company, with each delivery of Subscription Agreements and instruments of payment, a list of the purchasers showing the name, address, date of birth, tax identification number, state of residence and dollar amount of Primary Shares purchased.

7.            Indemnification.

7.1          Indemnified Parties Defined. For the purposes of this Section 7, an entity’s “Indemnitees” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

7.2          Indemnification of the Dealer Manager and Participating Broker-Dealers. The Company and the Operating Partnership will, jointly and severally, indemnify, defend and hold harmless the Dealer Manager and the Participating Broker-Dealers, and their respective Indemnitees, from and against any losses, damages, claims, expenses or liabilities (including reasonable legal and other expenses incurred in the investigation and defense thereof), joint or several, to which such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnitees, may become subject, under the Securities Act or the Exchange Act, or otherwise (“Losses”), insofar as such Losses arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Operating Partnership, any material breach of a covenant contained herein by either the Company or the Operating Partnership, or any other material breach of this Agreement by the Company or the Operating Partnership, or any material failure by the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or the Prospectus, (ii) any Authorized Sales Materials or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus, any Authorized Sales Materials or any Blue Sky Application or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company and the Operating Partnership will reimburse each Participating Broker-Dealer or the Dealer Manager, and their respective Indemnitees, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or the Dealer Manager, and their respective Indemnitees, in connection with investigating or defending such Losses (subject to Section 7.6); provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such Losses arise out of, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Dealer Manager expressly for use in the Registration Statement, the Prospectus, any Authorized Sales Materials or any Blue Sky Application, or (y) to the Company or the Operating Partnership by or on behalf of any Participating Broker-Dealer expressly for use in the Registration Statement, the Prospectus, any Authorized Sales Materials or any Blue Sky Application. This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.

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Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnitees, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

7.3          Dealer Manager Indemnification of the Company and the Operating Partnership. The Dealer Manager will indemnify, defend and hold harmless the Company, the Operating Partnership, their respective Indemnitees and each person who has signed the Registration Statement, from and against any Losses, insofar as such Losses arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any other material breach of this Agreement by the Dealer Manager or material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained in any (i) Registration Statement or in the Prospectus, (ii) any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus, any Authorized Sales Materials or any Blue Sky Application or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement, the Prospectus, any Authorized Sales Materials or any Blue Sky Application, (d) any use by the Dealer Manager of sales literature that is not Authorized Sales Materials or any use by the Dealer Manager of “broker-dealer use only” materials with members of the public, or (e) in connection with the offer and sale of the Offered Shares, any untrue statement of a material fact made by the Dealer Manager or its representatives or agents or omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Authorized Sales Materials, or any other materials or information furnished by or on behalf of the Company, and the Dealer Manager will reimburse the Company, the Operating Partnership, their respective Indemnitees and each person who has signed the Registration Statement for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Losses (subject to Section 7.6). This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

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7.4          Participating Broker-Dealer Indemnification of the Company, the Operating Partnership and the Dealer Manager. By virtue of entering into a Participating Broker-Dealer Agreement, each Participating Broker-Dealer severally will agree to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnitees, and each person who signs the Registration Statement, from and against any Losses to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnitees, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in each Participating Broker-Dealer Agreement.

7.5          Action Against Parties; Notification. Promptly after receipt by any party entitled to seek indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any party with an obligation to provide indemnification to such indemnified party under this Section 7 (an “indemnifying party”), promptly notify in writing the indemnifying party of the commencement of such claim; provided, however, that the failure to so notify the indemnifying party will not relieve such indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

7.6          Reimbursement of Fees and Expenses. An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as set forth in this Section 7.6. The indemnifying party shall pay all reasonably incurred legal fees and expenses of the indemnified party in the investigation and defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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8.            Contribution.

8.1          If the indemnification provided for in Section 7 hereof is for any reason unavailable or insufficient to hold harmless the Company, the Operating Partnership, the Dealer Manager, a Participating Broker-Dealer or any Indemnified Party thereof in respect of any Losses referred to in Section 7 hereof for which such party would be entitled to indemnification pursuant to Section 7 hereof, then the Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer shall contribute to the aggregate amount of such Losses as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, from the proceeds of the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.

8.2          The relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the proceeds of the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement (before deducting expenses) received by the Company, and the total Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees received by the Dealer Manager and the Participating Broker-Dealer, respectively, bear to the aggregate public offering price of the Primary Shares.

8.3          The relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, or by the Dealer Manager or the Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.4          The Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer (by virtue of entering into the Participating Broker-Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

8.5          Notwithstanding the provisions of this Section 8, the Dealer Manager and the Participating Broker-Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

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8.6          No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

8.7          For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each of the officers, directors, employees, members, partners, agents and representatives of the Company and the Operating Partnership, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company and the Operating Partnership, respectively. The Participating Broker-Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Primary Shares sold by each Participating Broker-Dealer and not joint.

9.            Survival of Provisions.

The respective agreements, representations and warranties of the Company, the Operating Partnership and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date (as defined below) regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the Termination Date, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5.2, 7, 8, 9, 10, 12, 13, 14 (including the sections referenced therein for purposes of such surviving section), 16, 17, 18, 19, 21 and 23, all of which will survive the termination of this Agreement. The Dealer Manager’s obligation to pay the reallowance portions of the Selling Commissions, Dealer Manager Fee or Stockholder Servicing Fee that it has agreed to pay to Participating Broker-Dealers pursuant to Participating Broker-Dealer Agreements executed prior to the Termination Date will survive the termination of this Agreement, to the extent that the Dealer Manager has received or receives such amounts to be reallowed from the Company, unless and until the Company has provided written notice to the Dealer Manager that the Company or its agent will assume the responsibility to pay such reallowance amounts to such Participating Broker-Dealers.

10.          Applicable Law; Venue.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the Borough of Manhattan, New York, for purposes of any suit, action or other proceeding arising from this Agreement and the Offering, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

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11.          Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

12.          Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

13.          Successors; Assignment; Amendment.

13.1         Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and the Operating Partnership and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

13.2         Assignment. Neither the Company, the Operating Partnership nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.

13.3         Amendment. This Agreement may be amended only by the written agreement of each of the parties hereto.

14.          Term and Termination.

14.1         Term. This Agreement (a) shall commence as of the date first written above and, unless earlier terminated pursuant to this Section 14, shall automatically terminate, without the requirement for any further action by any of the parties hereto, upon the termination of the Offering (in accordance with applicable Securities Act Regulations), (b) may be terminated by the Company pursuant to Section 14.2 below, and (c) may be terminated by the Dealer Manager pursuant to Section 14.3 below (the date upon which this Agreement is terminated pursuant to subsection (a), (b) or (c) above is referred to herein as the “Termination Date”).

14.2         Termination by the Company. The Company may terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Company and the Operating Partnership to the Dealer Manager, upon the occurrence of any of the following events (each a “Company Cause Event”):

(a)          a court of competent jurisdiction (i) enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Dealer Manager or for any substantial part of the Dealer Manager’s property or (iii) orders the winding up or liquidation of the Dealer Manager’s affairs;

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(b)          the Dealer Manager (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consents to the entry of an order for relief in an involuntary case under any such law, (iii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Dealer Manager or for any substantial part of the Dealer Manager’s property, or (iv) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;

(c)          the failure of the Dealer Manager to maintain the full-time services of Steven Kantor; provided, however, that the loss of the full-time services of Mr. Kantor will not constitute a Company Cause Event in the event that the Dealer Manager proposes a replacement for Mr. Kantor and such replacement is approved in advance by the Company;

(d)          a material breach of this Agreement by the Dealer Manager which materially affects adversely affects the Dealer Manager’s ability to perform its duties hereunder which remains uncured thirty (30) days after the Dealer Manager receives written notice of such material breach from the Company;

(e)          fraud, willful conduct or gross negligence by the Dealer Manager in connection with the performance of its obligations under this Agreement; or

(f)          any termination of the Services Agreement, dated [_], 2018, by and among the Service Provider, the Issuer and the Advisor (the “Services Agreement”).1

The Dealer Manager agrees that if any of the Company Cause Events specified in subsections (a), (b) or (c) above occur, the Dealer Manager will give written notice thereof to the Company promptly and in no event later than seven (7) days after the occurrence of such event.

14.3         Termination by the Dealer Manager. The Dealer Manager may terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Dealer Manager to the Company and the Operating Partnership, if any of the following events occur:

(a)          a court of competent jurisdiction (i) enters a decree or order for relief in respect of the Company, the Operating Partnership or the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Company, a Subsidiary, the Operating Partnership or the Advisor or for any substantial part of their property or (iii) orders the winding up or liquidation of the Company’s, a Subsidiary’s, the Operating Partnership’s or the Advisor’s affairs;

(b)          the Company, the Operating Partnership or the Advisor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consents to the entry of an order for relief in an involuntary case under any such law, (iii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of it or for any substantial part of its property, or (iv) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;

(c)          the Company materially amends, alters or changes the Company’s investment strategy as described in the Prospectus without the prior consent of the Dealer Manager;

1 Note to Draft: Subject to the amended Services Agreement.

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(d)          a stop order suspending the effectiveness of the Registration Statement is issued by the SEC and is not rescinded within ten (10) business days after the issuance thereof;

(e)          a Material Adverse Effect occurs and the Company fails to cure such Material Adverse Effect within sixty (60) days following written notice from the Dealer Manager to the Company of such a Material Adverse Effect;

(f)          fraud, willful misconduct or gross negligence by the Company or the Operating Partnership in connection with the performance of its obligations under this Agreement;

(g)          a material breach of this Agreement by the Company or the Operating Partnership which remains uncured thirty (30) days after the Company and the Operating Partnership receive written notice of such material breach from the Dealer Manager; or

(h)          any termination of the Services Agreement.

The Company agrees that if any of the events specified in subsections (a), (b), (c) or (d) above occur, the Company will give written notice thereof to the Dealer Manager promptly, and in no event later than seven (7) days after the later of the occurrence of such event and the date the Company becomes aware of the occurrence of such event.

14.4         Company Obligations Upon Termination. The Company, upon termination of this Agreement, shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation and expense reimbursements to which the Dealer Manager is entitled pursuant to Section 3 and Section 5 of this Agreement up to and as of the Termination Date, offset by any Damages. For purposes of this Section 14.4, “Damages” shall mean any amounts owed from the Dealer Manager to the Company or the Operating Partnership or their respective Indemnitees arising in accordance with Section 7.3 herein, as such amounts had been finally determined by an agreement between the appropriate parties or a court of competent jurisdiction, prior to the termination of this Agreement.

14.5         Dealer Manager Obligations Upon Termination. The Dealer Manager, upon termination of this Agreement, shall promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Company for the deposit of investor funds, promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and notify all Participating Broker-Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. Upon termination of this Agreement, the Dealer Manager shall use its commercially reasonable best efforts to cooperate with the Company, the Operating Partnership and any other party that may be necessary to accomplish an orderly transfer to a successor entity of the operation and management of the services the Dealer Manager is providing pursuant to this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the provisions of this Section 14.5, but the Company will pay or reimburse the Dealer Manager for any expenses reasonably incurred by the Dealer Manager in connection therewith.

15.          Confirmation.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Participating Broker-Dealers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions as applicable.

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16.          Notices.

Any notice, approval, request, authorization, direction or other communication required or permitted under this Agreement shall be in writing and shall be deemed given (a) when delivered personally or via commercial messenger, (b) on the first business day after deposit with a nationally recognized overnight delivery service, (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, or (d) when transmitted by facsimile, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case to the intended recipient at the address set forth below:

If to the Company:

Procaccianti Hotel REIT, Inc.

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

Attention: Ron M. Hadar

Email: rhadar@procaccianti.com

With a Copy To:

Morris, Manning & Martin, LLP

3343 Peachtree Road, NE, Suite 1600

Atlanta, GA 30326

Facsimile No.: (404) 365-9532

Attention: Heath Linsky, Esq.

If to the Operating Partnership:

Procaccianti Hotel REIT, Inc.

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

Attention: Ron M. Hadar

Email: rhadar@procaccianti.com

With a Copy To:

Morris, Manning & Martin, LLP

3343 Peachtree Road, NE, Suite 1600

Atlanta, GA 30326

Facsimile No.: (404) 365-9532

Attention: Heath Linsky, Esq.

If to the Dealer Manager:	S2K Financial LLC 777 Third Avenue, 28th Floor New York, NY 10017 Attention: Neil Cohen E-mail: ncohen@ColonyS2k.com

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

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17.          Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

18.          No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Participating Broker-Dealers as being in association with or in partnership with the Company or the Operating Partnership or one another, and instead, this Agreement only shall constitute the Dealer Manager and Participating Broker-Dealers as brokers authorized by the Company to sell and to manage the sale by others of the Offered Shares according to the terms set forth in this Agreement. Nothing herein contained shall render the Dealer Manager, the Company or the Operating Partnership liable for the obligations of any of the Participating Broker-Dealers or one another.

19.          Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

20.          Promotion of Dealer Manager Relationship. The Company and the Dealer Manager will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any press release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.

21.          Third Party Beneficiaries. Except for the persons and entities referred to in Sections 7 and 8, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Sections 7 and 8, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement.

22.          Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Participating Broker-Dealer regarding record holder information about the clients of such dealers who have invested with the Company on an on-going basis for so long as such dealer has a relationship with such clients.

23.          No Fiduciary Relationship. The parties acknowledge and agree that (a) the Dealer Manager is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the Offering of the Offered Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Operating Partnership or any other person or entity; (b) the Dealer Manager is not advising the Company or the Operating Partnership or any other person or entity as to any legal, tax, accounting or regulatory matters in any jurisdiction; (c) the Company and the Operating Partnership shall consult with each of their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby; and (d) any review by the Dealer Manager of the Company, the Operating Partnership or their affiliates, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Dealer Manager and shall not be on behalf of the Company or the Operating Partnership.

[Signatures on following page]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the Effective Date.

Very truly yours,

“COMPANY”

PROCACCIANTI HOTEL REIT, INC.

By:
Name: James A. Procaccianti
Title: Chief Executive Officer

“OPERATING PARTNERSHIP”

PROCACCIANTI HOTEL REIT, LP

By:	PROCACCIANTI HOTEL REIT, INC., its General Partner

By:
Name: James A. Procaccianti Title: Chief Executive Officer

Accepted and agreed as of the date first written above

“DEALER MANAGER”

S2K FINANCIAL, LLC

By:
Name: Title:

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